Bowhead Specialty Holdings Inc. Reports Third Quarter 2025 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the third quarter ended September 30, 2025.(1)

Third Quarter 2025 Highlights
•Gross written premiums increased 17.5% to $231.5 million.
•Net income of $15.2 million, or $0.45 per diluted share.
•Adjusted net income(2) of $15.8 million, or $0.47 per diluted share(2).
•Return on equity of 14.5% and adjusted return on equity(2) of 15.1%.
•Book value per share $13.15 and diluted book value per share of $12.75.

Bowhead Chief Executive Officer, Stephen Sills, commented, “Bowhead delivered another excellent quarter highlighted by consistent strong top and bottom line growth. Gross written premiums in the third quarter grew 17.5% year-over-year and adjusted net income grew 25.5%. We achieved adjusted return on equity of 15.1% and diluted adjusted earnings per share of $0.47. These results are a testament to our disciplined approach to underwriting, the continued expansion of our “craft” and “flow” underwriting operations, and our commitment to operational excellence. Collectively, these results reinforce what I’ve said in the past: Bowhead is a franchise built for enduring success and cross-cycle profitability.”

Underwriting Results

The 17.5% increase in gross written premiums to $231.5 million in the third quarter of 2025 was driven by our increasing renewal book and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 20.4% increase to $144.7 million;
•Professional Liability increased 1.7% to $45.7 million;
•Healthcare Liability increased 11.1% to $34.8 million;
•Baleen Specialty increased 83.4% from the previous quarter to $6.2 million.

Our loss ratio of 65.9% in the third quarter of 2025 increased 1.4 points compared to 64.5% in the third quarter of 2024.
The 0.3 point increase in our current accident year loss ratio was driven by changes in our portfolio mix. During the three months ended September 30, 2025, our Casualty division, which has comparatively higher current accident year industry loss ratios, comprised a larger proportion of our net earned premiums compared to the prior period.
The remaining 1.1 point increase in our prior accident year loss ratio was due to expected loss ratios applied to audit premiums fully earned in the quarter but associated with prior accident years. This increase was not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.
Our expense ratio was 29.5% for the three months ended September 30, 2025, reflecting a decrease of 0.4 points compared to 29.9% for the same period in 2024. This decrease in our expense ratio was primarily driven by the 1.2 point decrease in our operating expenses ratio and a 0.3 point increase in other insurance-related income, which contributed to the lowering of our expense ratio. These improvements were partially offset by the 1.1 point increase in our net acquisition costs ratio.

The decrease in our operating expenses ratio was due to the continued scaling of our business, where net earned premiums grew at a higher rate than our expenses, as well as the prudent management of our expenses.

The increase in our net acquisition costs ratio was driven by an increase in the ceding fee we pay to American Family and, to a lesser extent, earned broker commissions due to changes in our portfolio mix.

Investment Results

Net investment income increased 30.9% in the quarter to $15.0 million, driven by a higher balance of investments and higher yields on invested assets. Our investment portfolio had a book yield of 4.8% and a new money rate of 4.6% as of September 30, 2025.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 2.9 years and had an average rating of “AA” as of September 30, 2025.

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(1)Comparisons in this release are made to September 30, 2024 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$231,515	$196,976	17.5%	$638,724	$510,948	25.0%
Ceded written premiums	(82,492)	(68,643)	20.2%	(224,079)	(179,710)	24.7%
Net written premiums	$149,023	$128,333	16.1%	$414,645	$331,238	25.2%

Revenues
Net earned premiums	$128,407	$105,180	22.1%	$357,360	$278,247	28.4%
Net investment income	15,038	11,491	30.9%	41,274	27,928	47.8%
Net realized investment losses	(15)	(18)	(16.7)%	(30)	(16)	87.5%
Other insurance-related income	502	108	364.8%	1,307	171	664.3%
Total revenues	143,932	116,761	23.3%	399,911	306,330	30.5%

Expenses
Net losses and loss adjustment expenses	84,608	67,824	24.7%	236,935	181,162	30.8%
Net acquisition costs	12,512	9,163	36.5%	33,346	23,267	43.3%
Operating expenses	25,837	22,386	15.4%	75,623	65,761	15.0%
Non-operating expenses	783	487	60.8%	1,330	2,185	(39.1)%
Warrant expense	792	792	—%	2,350	1,125	108.9%
Credit facility interest expenses and fees	262	252	4.0%	770	477	61.4%
Foreign exchange losses	32	37	(13.5)%	64	67	(4.5)%
Total expenses	124,826	100,941	23.7%	350,418	274,044	27.9%

Income before income taxes	19,106	15,820	20.8%	49,493	32,286	53.3%
Income tax expense	(3,930)	(3,728)	5.4%	(10,550)	(7,649)	37.9%
Net income	$15,176	$12,092	25.5%	$38,943	$24,637	58.1%

Key Operating and Financial Metrics:
Adjusted net income(1)	$15,832	$12,520	26.5%	$40,068	$28,588	40.2%
Loss ratio	65.9%	64.5%		66.3%	65.1%
Expense ratio	29.5%	29.9%		30.1%	31.9%
Combined ratio	95.4%	94.4%		96.4%	97.0%
Return on equity(2)	14.5%	13.7%		13.0%	11.8%
Adjusted return on equity(1)(2)	15.1%	14.2%		13.3%	13.7%
Diluted earnings per share	$0.45	$0.36	25.0%	$1.15	$0.87	32.2%
Diluted adjusted earnings per share(1)	$0.47	$0.38	23.7%	$1.19	$1.01	17.8%
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the the three and nine months ended September 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $1,143,594 and $894,145, respectively)	$1,149,598	$879,989
Short-term investments, at amortized cost, which approximates fair value	—	9,997
Total investments	1,149,598	889,986

Cash and cash equivalents	197,855	97,476
Restricted cash and cash equivalents	52,921	124,582
Accrued investment income	8,893	7,520
Premium balances receivable	66,104	63,672
Reinsurance recoverable, net	360,877	255,072
Prepaid reinsurance premiums	184,560	152,567
Deferred policy acquisition costs	33,470	27,625
Property and equipment, net	9,683	6,845
Income taxes receivable	3,345	586
Deferred tax assets, net	19,093	20,340
Other assets	8,150	7,971
Total assets	$2,094,549	$1,654,242

Liabilities
Reserve for losses and loss adjustment expenses	$1,035,171	$756,859
Unearned premiums	536,108	446,850
Reinsurance balances payable	67,879	51,856
Income taxes payable	136	1,571
Accrued expenses	14,384	18,010
Other liabilities	9,834	8,654
Total liabilities	1,663,512	1,283,800

Commitments and contingencies (Note 12)

Mezzanine equity
Performance stock units	808	265

Stockholders' equity
Common stock	328	327
($0.01 par value; 400,000,000 shares authorized, 32,782,974 and 32,662,683 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)
Additional paid-in capital	323,306	318,095
Accumulated other comprehensive gain (loss)	4,743	(11,154)
Retained earnings	101,852	62,909
Total stockholders' equity	430,229	370,177
Total mezzanine equity and stockholders' equity	431,037	370,442

Total liabilities, mezzanine equity and stockholders' equity	$2,094,549	$1,654,242

Gross Written Premiums

The following tables present gross written premiums by underwriting division for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025	% of Total	2024		% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$144,727	62.5%	$120,223		61.0%	$24,504	20.4%
Professional Liability	45,739	19.7%	44,962		22.9%	777	1.7%
Healthcare Liability	34,844	15.1%	31,358		15.9%	3,486	11.1%
Baleen Specialty	6,205	2.7%	433		0.2%	5,772	1333.0%
Gross written premiums	$231,515	100.0%	$196,976	196976333	100.0%	$34,539	17.5%

	Nine Months Ended September 30,
	2025	% of Total	2024	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$417,762	65.4%	$325,945	63.8%	$91,817	28.2%
Professional Liability	126,491	19.8%	114,641	22.4%	11,850	10.3%
Healthcare Liability	82,136	12.9%	69,920	13.7%	12,216	17.5%
Baleen Specialty	12,335	1.9%	442	0.1%	11,893	2690.7%
Gross written premiums	$638,724	100.0%	$510,948	100.0%	$127,776	25.0%

Loss Ratio

The following tables summarize current and prior accident year loss ratios for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025		2024
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$83,158	64.8%	$67,824	64.5%
Prior accident year	1,450	1.1%	—	—%
Total	$84,608	65.9%	$67,824	64.5%

	Nine Months Ended September 30,
	2025		2024
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$234,926	65.7%	$181,162	65.1%
Prior accident year	2,009	0.6%	—	—%
Total	$236,935	66.3%	$181,162	65.1%

Expense Ratio

The following tables summarize the components of our expense ratio for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$12,512	9.8%	$9,163	8.7%
Operating expenses	25,837	20.1%	22,386	21.3%
Less: Other insurance related-income	(502)	(0.4)%	(108)	(0.1)%
Total	$37,847	29.5%	$31,441	29.9%

	Nine Months Ended September 30,
	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$33,346	9.3%	$23,267	8.4%
Operating expenses	75,623	21.2%	65,761	23.6%
Less: Other insurance-related income	(1,307)	(0.4)%	(171)	(0.1)%
Total	$107,662	30.1%	$88,857	31.9%

Net Investment Income

The following table summarizes the sources of net investment income for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	($ in thousands)
U.S. government and government agency	$1,562	$3,793	$5,040	$11,316
State and municipal	1,058	467	2,621	1,241
Commercial mortgage-backed securities	1,417	761	3,864	1,603
Residential mortgage-backed securities	3,489	1,955	9,157	4,118
Asset-backed securities	1,673	719	4,725	1,760
Corporate	4,716	1,611	12,212	3,614
Short-term investments	—	134	214	350
Cash and cash equivalents	1,421	2,273	4,280	4,493
Gross investment income	15,336	11,713	42,113	28,495
Investment expenses	(298)	(222)	(839)	(567)
Net investment income	$15,038	$11,491	$41,274	$27,928

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment losses, non-operating expenses, foreign exchange losses, and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three and nine months ended September 30, 2025 and 2024 reconciles to net income as follows:

	Three Months Ended September 30,
	2025		2024
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$19,106	$15,176	$15,820	$12,092
Adjustments:
Net realized investment losses	15	15	18	18
Non-operating expenses	783	783	487	487
Foreign exchange losses	32	32	37	37
Tax impact	—	(174)	—	(114)
Adjusted net income	$19,936	$15,832	$16,362	$12,520

	Nine Months Ended September 30,
	2025		2024
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$49,493	$38,943	$32,286	$24,637
Adjustments:
Net realized investment losses	30	30	16	16
Non-operating expenses	1,330	1,330	2,185	2,185
Foreign exchange losses	64	64	67	67
Strategic initiatives(1)	—	—	2,733	2,733
Tax impact	—	(299)	—	(1,050)
Adjusted net income	$50,917	$40,068	$37,287	$28,588
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(1)Strategic initiatives for the nine months ended September 30, 2024 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Business”

Adjusted return on equity

Adjusted return on equity for the three and nine months ended September 30, 2025 and 2024 reconciles to return on equity as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$63,328	$50,081	$53,424	$38,117
Denominator: Average mezzanine equity and stockholders' equity	419,424	352,368	400,739	278,451
Adjusted return on equity	15.1%	14.2%	13.3%	13.7%
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(1)For the three and nine months ended September 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three and nine months ended September 30, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$15,832	$12,520	$40,068	$28,588
Denominator: Diluted weighted average shares outstanding	33,650,923	33,263,958	33,807,105	28,352,420
Diluted adjusted earnings per share	$0.47	$0.38	$1.19	$1.01

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We focus on providing “craft” solutions in our specialty lines and classes of business that we believe require deep underwriting and claims expertise in order to produce attractive financial results.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results on the same day, Tuesday, November 4, 2025, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed by going to https://bowhead-3q25-earnings-call.open-exchange.net/registration, or by visiting the Company’s Investor Relations website. A dial-in option for listen-only participants will be available after registering for the call. Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the Company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com